UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment Number 1 to
FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2006

US BIODEFENSE, INC.
(Exact name of Registrant as specified in charter)

Utah	000-31431	33-0052057
(State of Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

375 South 6th Avenue
City of Industry, California		91746
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:	(626) 961-8039

13674 E. Valley Blvd.
City of Industry, California 91746
(Former Name or Former Address, if Changed Since Last Report)

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On August 7, 2006, the Registrant entered into a Stock Purchase Agreement (“Agreement”) with Charles
Wright and Emergency Disaster Systems, Inc., a California corporation (“EDS”), pursuant to which the Registrant acquired 1,000 shares of common stock of EDS (the “Shares”), which represents all of the issued and outstanding common stock of EDS, from Mr. Wright. Under the terms of the Agreement, the Registrant agreed to purchase the
Shares for an aggregate of $25,000, paid in cash upon execution of the Agreement from the Registrant’s corporate checking account. As a result of the purchase of all of the issued and outstanding common stock of EDS, EDS will become a wholly-owned subsidiary of the Registrant.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit
Number	Name and/or Identification of Exhibit

2.1	Stock Purchase Agreement *

10.1	Stock Purchase Agreement with Equity Solutions, Inc. *

99.1	Financial Statements of Emergency Disaster Systems, Inc.

*	Incorporated by reference herein to Form 8-K filed on August 14, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
US BIODEFENSE, INC.
(Registrant)

Signature	Title	Date

/s/ David Chin	President and CEO	February 20, 2007
David Chin

/s/ David Chin	Secretary	February 20, 2007
David Chin

/s/ David Chin	Principal Financial Officer	February 20, 2007
David Chin
